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                                 EXHIBIT (g)(1)
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                                FIFTH THIRD BANK
                             GLOBAL CUSTODY ADDENDUM

     This GLOBAL CUSTODY ADDENDUM ("ADDENDUM") dated as of 10/20/95, 1995, by and between NATIONWIDE SEPARATE ACCOUNT TRUST (the "Trust"), and FIFTH THIRD BANK, a banking corporation organized pursuant to the laws of the State of Ohio ("Bank"), is made as an addendum to the Custody Agreement dated April 17, 1991, (the "Custody Agreement") between the Trust and Bask;

     WHEREAS, Bank has been appointed by the Trust as the Custodian of the assets of its portfolio of funds and the Trust desires to establish one or more custody accounts through Bank for Global Custody;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1. Definitions. Whenever used in this Addendum, all capitalized or defined terms shall have meaning defined in the Addendum and if not defined in this Addendum, shall have the meanings defined in the Custody Agreement.

2. Appointment of Bank as Global CustodianBank is hereby authorized and directed to, and shall, open and maintain one or more global custody accounts (the "Account"} in such name or names as the Trust may, from time to time, direct; and will accept, in accordance with the terms hereof, all cash and currency (collectively referred to herein as "Cash") and all securities, instruments and other intangible assets as may be agreed upon by Bank and the Trust which shall from time to time be delivered to or received by it or any Sub-custodian in the United States or in a country approved by the Trust for deposit in or otherwise held in the Account (collectively referred to herein as "Securities") (Cash and Securities are collectively referred to herein as "Assets"). Bank assumes no obligation to recommend the purchase, retention or sale of any Assets unless provided for by a separate written agreement between the parties.

3. Maintenance of Assets Outside the United States. Bank is hereby authorized and directed to hold the Assets in the countries with the Sub-custodians set forth on Schedule A annexed hereto (the "Foreign Sub-custodians "), which Schedule A may be amended (by deleting, adding or changing Sub-custodians or deleting countries) from time to time by Bank without the Trust approval. Bank shall notify (in writing) the Trust of any such amendment or change.

4. Foreign Sub-Custodians. Except as may otherwise be agreed upon in writing, Assets of the Trust shall at all times be maintained in custody of an "Eligible Foreign Custodian" as defined in or exempt under the 1940 Act. With respect to holding Assets with an Eligible Foreign Custodian, it is expressly understood and agreed that:

     (i) Bank will endeavor, to the extent feasible, to hold Securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration, or where such Securities are acquired;

     (ii) Cash which is maintained in a foreign country will be in any currency which may be legally held in such country and may be held in non-interest bearing accounts;

     (iii) Foreign Sub-custodians may hold Securities in central securities depositories or clearing agencies in which such participates, to the extent permitted under the 1940 Act.

     (iv) Unless otherwise agreed to in writing by the parties hereto or otherwise required by local law or practice, Securities deposited with Eligible Foreign Custodians will be held in a commingled account in the name of Bank or its designee sub-custodian as custodian or trustee for its customers;

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
     (v) Settlement of and payment for Securities received for, and delivered from the Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including without limitation, the delivery of Securities to a purchaser, broker, dealer or their prospective agents either against a receipt for future payment or without any payment (so-called "free delivery"); and

     (vi) The Trust is solely responsible for the payment of and the reclamation, where applicable, of taxes. Bank will, however, cooperate with the Trust in connection with the Trust's payment or reclamation of taxes and shall make the necessary filings in connection with obtaining tax exemptions and tax reclamations which are available to the Trust.

5. Powers of Bank. (a) General Powers. Subject to and in accordance with the Trust's instruction, Bank, as the Trust's agent, and for the account and risk of the Trust, is hereby authorized and empowered, with respect to Securities held outside the United States with Foreign Sub-custodians, to authorize and empower Foreign Sub-custodians to:

     (i)  receive  and  deliver  Assets;

     (ii) receive all payments of principal, interest, dividends and other income and distributions payable with respect to Assets;

     (iii) exchange Securities in temporary or bearer form for Securities in definitive or registered form; effect an exchange of shares where the par value of stock is changed; and surrender Securities at maturity or earlier when advised of a call for redemption (provided, however, that Bank shall not be liable for failure to so exchange or surrender any security or take other action

          (A) if notice of such exchange or call for redemption or other action was not actually received by Bank from the issuer (with respect to Securities issued in the United States) or from one of the nationally or internationally recognized bond or corporate action services to which Bank subscribes or from the Trust or (B) if, at the time of deposit, any Security so deposited is subject to call, exchange, redemption or similar action, unless specifically instructed to do so by the Trust);

     (iv) hold Assets (A) in its vaults, (B) at a domestic or foreign entity that provides handling, clearing or safekeeping service, (C) with issuer in non-certificated form, (D) on Federal Book Entry at the Federal Reserve Bank or (E) with the prior approval of the Trust at any other location;

     (v) register and/or hold Assets in the name of any nominee of Bank or its Foreign Sub-custodians or any of their respective nominees or any authorized agent, subsidiary or other entity, including (without limiting the generality of the foregoing) the nominee of any central depository, clearing corporation or other entity with which Securities may be deposited (and the Trust hereby indemnifies and holds harmless Bank and any such nominee against any  liability  as  a  holder  of  record);

     (vi) hold  any  investment  in  bearer  form;

     (vii) in connection with the receipt of Assets, accept documents in lieu of such Assets as long as such documents contain the agreement of the issuer thereof to hold such Assets subject to Bank's sole order;

     (viii) make, execute, acknowledge and deliver as agent, any and all documents or instruments (including but not limited to all declarations, affidavits and certificates of ownership) that may be necessary or appropriate to carry out the powers granted herein;

     (ix) employ and consult with, and obtain advice from, suitable agents, including auditors and legal counsel (who may be counsel to the Trust or the Bank) or other advisers, and Bank shall incur no liability in acting in good faith in accordance with the reasonable advice and opinion of such agents or advisers;

     (x) make any payments incidental to or in connection with this paragraph 5(a); and

     (xi) exercise all other rights and powers and to take any action it deems necessary in carrying out the purposes of this Addendum.

          (b) Discretionary Corporate Action. Whenever Securities or instruments (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer optional rights on the Trust or provide for discretionary action or alternative courses of action by the Trust, the Trust shall be

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
               responsible for making any decisions relating thereto and for instructing Bank to act. Bank agrees that it will take no such action without instructions from the Trust in accordance with this paragraph 5(b). In order for Bank to act, it must receive the Trust's instructions at Bank's offices, addressed as Bank may from time to time request, by no later than noon (Eastern Standard Time) at least two (2) business days prior tothe last scheduled date to act with respect to such securities or instruments (or such earlier date or time as Bank may notify the Trust). Absent Bank's timely receipt of such instruction, Bank shall not be liable for failure to take any action relating to or to exercise any rights conferred by such securities or instruments.

          (c) Voting. With respect to all Securities, however registered, the voting rights are to be exercised by the Trust or its designee. With respect to Securities issued in the United States, Bank's only duty shall be to mail to the Trust any documents (including proxy statements, annual reports and signed proxies) relating to the exercise of such voting rights. With respect to Securities issued outside the United States at the request of the Trust, Bank will provide the Trust with access to a provider of global proxy services (the cost of which will be paid by the Trust). If the Trust determines not to utilize the services of such global proxy services provider, Bank will endeavor to provide the Trust with proxy material actually received by Bank from Sub-Custodians, but otherwise shall have no obligations with respect to voting.

          (d) Foreign Exchange Transactions. Bank, as principal, is authorized to enter into spot or forward foreign exchange contracts with the Trust and may provide such foreign exchange services to the Trust through its subsidiaries or affiliates or through Foreign Sub-Custodians. Instructions, including standing instructions, may be issued with respect to such contracts, but Bank may establish rules or limitations concerning any foreign exchange facility made available to the Trust. In all cases where Bank, its subsidiaries or affiliates or Foreign Sub-custodians enter into foreign exchange contracts relating to the Account, the terms and conditions of such foreign exchange contracts shall apply to such transaction. Neither Bank nor any Foreign Sub-custodian shall be liable for any fluctuations or changes in foreign exchange rates, which shall be the sole risk and liability of the Trust.

6. Agreements with Foreign Sub-Custodians. Each agreement with a Foreign Sub-custodian shall provide that: (a) Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign sub-custodian or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership of the Assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained separately identifying the Assets; (d) officers of or auditors employed by, or other representatives of the Trust and any sub-custodian, including to the extent required under applicable law the independent public accountants for the Trust, will be given access to the books and records of the Foreign Sub-custodian relating to its actions under its agreement with the Foreign Sub-custodian; and (e) Assets of the Trust held by the Foreign Sub-custodian will be subject only to the instructions of the Bank, its sub-custodian or its agents.

7.   Transactions  in  Foreign  Custody  Account.

     (a) Except as otherwise provided in Paragraph (b) of this Section 7, the provisions of Section 4 of the Custody Agreement shall apply, equally to the Securities of the Trust held outside the United States by Foreign Sub-custodian.

     (b) Notwithstanding any provision of this Addendum to the contrary, settlement and payment for Securities received for the account of the Trust and delivery of Securities maintained for the account of the Trust may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with expectation of receiving later payment for such securities from such purchaser or dealer.

     (c) Securities maintained in the custody of a Foreign Sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 4 of this Addendum, and the Trust agrees to hold any such nominee harmless from any liability as that may occur from being a holder of record of such Securities.


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
8. Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Bank or its Sub-custodian employs a foreign banking institution as a Foreign Sub-custodian shall to the extent applicable require the institution to exercise the customary standard of care in the performance of its duties and to indemnify, and hold harmless, the Bank and any Sub-Custodian for the benefit of the Trust for and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Trust, it shall be entitled to be subrogated to the rights of any sub-custodian with respect to any claims against a Foreign Sub-custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and co the extent that the Trust has not been made whole for any such loss, damage, cost, expense, liability or claim.

9. Tax Law. The Bank shall have no responsibility or liability for any obligations now or hereafter imposed on the Trust or any sub-custodian by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of the Trust to notify the Bank and any sub-custodian of the obligations imposed on the Trust or any sub-custodian of the Trust by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Bank except as provided for in Section 4(vi), with regard to such tax law shall be to use reasonable efforts to assist the Trust with respect to any claim for exemption or refund.

10.  Compensation,  Fees,  Expenses  and  Taxes.

     (a) In consideration of the services to be rendered pursuant to this Addendum, the Trust shall compensate Bank in accordance with and pursuant to the Fee Schedule annexed hereto as Schedule B, which Fee Schedule may be amended from time to time upon thirty (30) days' prior written notice to the Trust.

     (b) In addition, the Trust shall be responsible for and shall reimburse Bank for all direct and actual costs, expenses, and fees incurred by Bank in connection with this Addendum, including (without limiting the generality of the foregoing) all brokerage fees and costs and transfer taxes incurred in connection with the purchase, sale or disposition of Assets, and all income taxes or other taxes of any kind whatsoever which may be levied or assessed under existing or future laws upon or in respect to the Assets, and all other similar expenses related to the administration of the Account incurred by Bank in the performance of its duties hereunder (including reasonable attorneys' fees and expenses).

     (c) Fees and reimbursement for costs and expenses shall be paid monthly after the last business day of each calendar month, with the first payment for the calendar month following any activity. Subject to prior Trust approval, Bank is hereby authorized to charge the Account for such fees, costs and expenses.

     (d) In the event services are rendered for less than a calendar month or this Addendum is terminated prior to the end of a calendar month, the Trust shall pay Bank's fee prorated for the portion of the calendar month such services are rendered, plus any costs and expenses incurred by Bank for the Trust's Account up to or subsequent to the date of termination.

11.  Limitation  of  Liability,  Indemnification.

     (a) Bank shall not be liable for any Losses (as defined below) or action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of negligence, bad faith or willful misconduct on its part. With respect to Losses incurred by the Trust as a result of the acts or the failure to act by any Sub-custodian or Foreign Sub-custodian, Bank shall take appropriate action to recover such Losses from such sub-custodian; and Bank's sole responsibility and liability to the Trust shall be limited to amounts so received from such Sub-custodian (exclusive of costs and expenses incurred by Bank). In no event shall Bank or any Sub-custodian be liable (i) for acting in accordance with instructions from the Trust or any agent of the Trust, (ii) for special or consequential damages, (iii) for the acts or omissions of its nominees, correspondents, designees or subagents,
          (iv) for holding Assets in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency controls or restrictions, devaluations or fluctuations; or market conditions which prevent the orderly execution of securities transactions or affect the value of Assets, or (v) for any Losses due to forces beyond the control of Bank or any

                                    -- 278 --
          sub-custodian, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

     (b) Except as limited by 11(a) the Trust shall be liable for and shall indemnify Bank and hold it harmless against any and all claims, losses, liabilities, damages or expenses (including reasonable attorneys' fees' and expenses) (collectively referred to herein as "Losses") however arising from or in connection with this Addendum or the performance of Bank's duties hereunder, provided, however, that nothing contained herein shall limit or in any way impair the right of Bank to indemnification under any other provision of this Agreement.

     (c) No legal action, shall be instituted against Bank after one year from the date of the first Confirmation, Statement of Assets or Statement of Accounts that reflects the information, error or omission which provides the basis for such claim.

     (d) The Trust understands that when a sub-custodian is instructed to deliver Assets against payment, it may deliver such Assets prior to actually receiving final payment and that, as a matter of bookkeeping convenience, it may credit the Trust's Account with anticipated proceeds of sale prior to actual receipt of final payment. The risk of non-receipt of payment shall be Trust's, and Bank or said sub-custodian shall have no liability therefor.

     (e) All credits to the Account of the Trust of anticipated proceeds of sales and redemptions of Assets and of anticipated income from Assets shall be conditional upon receipt of final payment and may be reversed to the extent final payment is not received. In the event that Bank in its description advances funds to the Trust to facilitate the settlement of any transaction, or elects to permit the Trust to use funds credited to the Account in anticipation of final payment, or if the Trust otherwise becomes indebted to Bank (including indebtedness as a result of overdrafts in the Account), the Trust shall, immediately upon demand, reimburse Bank for such amounts plus any interest thereon, except as may be provided through another agreement between the parties.

     (f) Bank's duties and responsibilities are solely those set forth herein and it shall not be obligated to perform any services or take any action not provided for herein unless specifically agreed to by it in writing. Nothing contained in this Agreement shall cause Bank to be deemed a trustee or fiduciary for or on behalf of the Trust.

12.  Reports;  Statements  of  Account;  Computer  Services.

     (a) Written Reports. Bank shall provide the Trust on a periodic basis with Statements of Assets in the Account ("Statement of Assets") and Statements of Account showing all transactions in the Account ("Statement of Account"). Statement of Assets, Statement of Account and Confirmations shall identify the Assets held, and transactions involving, each Sub-custodian.

     (b) Examination of Reports. The Trust shall examine promptly each such Confirmation, Statement of Account and Statement of Assets. Unless Customer files with Bank a written exception or objection within ninety (90) days after the date of such Confirmation or the closing date of the period covered by the first such Statement of Assets or Statement of Account that reflects an error or omission, Trust shall be conclusively deemed to have waived any such exception or objection or claim based thereon.

13. Notices, Instructions and Other Communications. Unless otherwise specified herein, all Statements of Assets, Statements of Account and Confirmations shall be in writing and all notices, instructions or other communications may be given either orally or in writing (including by tested telex, telecopy or other electronic transmission, which may include Trade Reports issued by the Institutions Delivery System or Depository Trust Company).

          All Statements of Assets, Statements of Account, Confirmations, notices, instructions and other communications shall be delivered to the address (post office, telephone, telex or other electronic address) set forth on Schedule C annexed hereto, which address may be changed upon thirty (30) days' prior written notice to the other party. The Trust shall furnish, and shall cause each Investment Manger to furnish, to Bank a certificate indicating those person who are authorized to give Bank instructions hereunder and with specimen signatures of such person. Bank is authorized to comply with and rely upon any such notices, instructions or other communications believed by it to have been sent or given by an authorized person. Bank's understanding of any oral notice, instruction or other communication shall be deemed controlling (whether given or received by Bank), notwithstanding any discrepancy between such understanding and any subsequent confirming document or communication.

                                    -- 279 --

14. Appointment of Investment Manager. The Trust may, from time to time, appoint one or more investment managers (each an "Investment Manager") to manage the Assets in the Account, to vote securities in the Account, to purchase, sell or otherwise acquire or dispose of Assets in the Account, and to engage in foreign exchange transactions on behalf of the Trust. Upon receipt of notice of the appointment of any Investment Manager, which notice shall be annexed hereto as Schedule D (as such Schedule may be amended from time to time by the Trust), and except as otherwise provided herein, Bank is to rely upon and comply with (and shall have no liability for relying upon and complying with) instructions and directions from the Investment Manager (including instructions and directions with respect to the voting of securities in the Account, the purchase, sale or other acquisition or disposition of Assets in the Account and the furnishing of information and records relating to the Account to the Investment Manager) to the same extent as if such instructions and directions were given by the Trust and Bank shall have no duty or obligation to determine the propriety or appropriateness of such instructions or directions. Any such appointment shall remain in full force and effect unless and until Bank receive written notice from the Trust to the contrary.

15. Termination. This Addendum shall be continuing and shall remain in full force and effect until terminated by Bank or the Trust upon the termination of the Custody Agreement between the Trust and Bank.

16. Assignment. Neither Bank nor the Trust shall assign this Addendum without first obtaining the written consent of the other party hereto.

17. Headings and Capital Terms. The section and paragraph headings contained herein are for convenience and reference only and are not intended to define or limit the scope of any provision of this Addendum. All capitalized terms used in this Addendum but not defined in this Addendum shall have the meanings assigned to such terms in the Custody Agreement.

18. Entire Agreement; Amendment. This Addendum and the Custody Agreement to which it is attached shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto. Except as otherwise provided, this Addendum may be amended only by an instrument in writing duly executed by both parties hereto.

19. Conflicts. To the extent the terms and conditions under this Addendum conflict with the terms and conditions of the parties under the Custody Agreement, this Addendum shall control and take priority involving Assets held in the Global Custody Account and/or with Foreign Sub-custodians.

20.  Governing  Law;  Jurisdiction;  Certain  Waivers.

     (a) This Addendum shall be interpreted and construed in accordance with the internal substantive laws (and not the choice of law rules) of the State of Ohio.

     (b) The invalidity, illegality or unenforceability of any provision of this Addendum shall in no away affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

21. Rights and Remedies. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise of waiver of any such rights or remedy shall not preclude or inhibit the exercise or any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude or inhibit the subsequent exercise of such right or remedy.

     IN WITNESS WHEREOF, this Addendum has been executed and attested as of the day and year first above written, by the duly authorized offices of the Trust and Bank.

     NATIONWIDE  SEPARATE  ACCOUNT TRUST

Attest:

/s/                              By:     /s/  James  F.  Laird,  Jr.
Name:                            Name:
Title:                           Title:

THE  FIFTH  THIRD  BANK

Attest:

  /s/  Kerri  W.  Boyle          By:     /s/  Kenneth  D.  Bane
Name:  Kerri  W.  Boyle          Name:        Kenneth  D.  Bane
Title:                           Title:  A.V.P.


                                    -- 280 --

                                   SCHEDULE A
                              THE FIFTH THIRD BANK
                             GLOBAL CUSTODY NETWORK

                          COUNTRIES AND SUB-CUSTODIANS
                                       FOR
                        NATIONWIDE SEPARATE ACCOUNT TRUST

                                   10/20/1995

COUNTRY                                       SUB-CUSTODIAN
--------------------------------------------------------------------------------
Argentina            Citibank, Buenos Aires Branch
Australia            Westpac Banking Corp., Sydney
Austria              GiroCreditBank Aktiengesellschaft der Sparkassen, Vienna
Banglasesh           Standard Chartered Bank, Dhaka branch
Belgium              Generale de Banque, Brussels
Bolivia              Banco Boliviano Americano, La Paz
Botswana             Barclays Bank of Botswana Limited (BBBL), Gaborone (80.4%
                     owned by Barclays Bank Plc. U.K.)
Brazil               Citibank, N.A., Sao Paulo
Canada               Canada Trust Co., Toronto
Chile                Citibank, Santiago Branch
China                Hongkong and Shanghai Bank, Shanghai & Shenzhen Branches
Colombia             Cititrust Colombia S.A. Sociedad Fiduciaria (subsidiary of
                     Citibank Colombia)
Cyprus               Barclays Bank Plc, Nicosia Branch
Czech Republic       Ceskoslovenska Obchodni Banka A.S. (CSOB), Prague
Denmark              Den Danske Bank, Copenhagen
Ecuador              Banco del Pacifico, Quito
Egypt                National Bank of Egypt
Finland              Kansallis-Osake-Pankki (KOP), Helsinki
France               Banque Paribas, Paris
Germany              Berliner Handels-und Frankfurter Bank (BHF), Frankfurt
Ghana                Barclays Bank of Ghana, Ltd. (60% owned by Barclays Plc.
                     U.K.)
Greece               National Bank of Greece (NBG), Athens
Hong Kong            Standard Chartered Bank, Hongkong branch
Hungary              Citibank Budapest Rt. (via Citibank N.A. N.Y., for U.S.
                     Mutual fund clients)
India                Hongkong and Shanghai Banking Corp., Bombay branch
Indonesia            Standard Chartered Bank, Jakarta Branch
Ireland              Bank of Ireland, Dublin
Israel               Bank Hapoalim, Tel Aviv
Italy                Morgan Guaranty Trust Co., Milan
Japan                Sumitomo Trust and Banking Co., Ltd., Tokyo
Jordan               British Bank of the Middle East, Amman
Kenya                Barclays Bank of Kenya Ltd. (BBKL), Nairobi (68.5% owned by
                     Barclays Bank, Plc., U.K.)
Korea                Bank of Seoul, Seoul
Malaysia             Standard Chartered Bank, Kuala Lumpur Branch
Mexico               Citibank N.A., Mexico City branch
Morocco              Banque Commerciale du Maroc (BCM), Casablanca
Netherlands          MeesPierson NV, Amsterdam
New Zealand          Australia and New Zealand Banking Group, Ltd., Wellington
Norway               Christiania Bank og Kreditkasse, Oslo
Pakistan             Deutsche Bank AG, Karachi branch
Peru                 Citibank N.A., Lima branch
Philippines          Standard Chartered Bank, Manila branch
Poland               Bank Polska Kasa Opieki (Pekao), Warsaw
Portugal             Banco Commercial Portugues (BCP), Lisbon
Singapore            Development Bank of Singapore, Ltd. (DBS), Singapore
South Africa         Standard Bank of South Africa Ltd., Johannesburg
Spain                Banco Santander, Madrid
Sri Lanka            The Hongkong and Shanghai Banking Corporation Ltd. (HSBC),
                     Colombo branch
Sweden               Skandinaviska Enskilda Banken (SE-Banken), Stockholm
Switzerland          Lombard Odier et Cie, Generva Union Bank of Switzerland
                     (UBS), Zurich (U.S. mutual fund accounts)
Taiwan               The Central Trust of China, Taipei
Thailand             Standard Charterd Bank, Bangkok branch
Trinidad and Tobago  Republic Bank Limited, Port-of-Spain
Tunisia              Banque Internationale Arabe De Tunisie (BIAT), Tunis
Turkey               Ottoman Bank, Istanbul Citibank N.A. Istanbul branch
                     (U.S. mutual fund accounts)
United Kingdom       State Street London Ltd.
United States        State Street Bank and Trust Company, Boston
Uruguay              Citibank N.A., Montevideo Branch
Venezuela            Citibank, Caracas Branch
Zimbabwe             Barclays Bank of Zimbabwe (BBZL), Harare, (66% owned by
                     Barclays Bank, Plc. U.K.)


                                    -- 281 --

                                   SCHEDULE B
                                FIFTH THIRD BANK
                              CUSTODY FEE SCHEDULE
                          NATIONWIDE SMALL COMPANY FUND

SYSTEMS:
--------------------------------------------------------------------------------
Automated  Securities
   Workstation:                  $200.00 Initial Setup,    $150.00 per month
Mainframe  to  Mainframe:        $200.00  Initial  Setup,  $150.00  per  month
ACCESS:                          $50.00  monthly,          free  with  ASW

*Basic  Monthly  Charge:     .08%  of  assets  on  foreign  asset  value
                              0015%  of  assets  on  domestic  asset  value
foot1Minimum  Fee  -          $2,400  annually Per  Agreement,
                              only consolidated account will be billed the basic monthly charge
 Waived  for  first  12  months  of  fund

U.S.  TRANSACTION  CHARGES:
---------------------------------------------------------------
Book  Entry  (DTC,  Fed,  Repos,  BAs)                    $9.00
Physical  Securities  (NY,  Cinti,  NY  CP)              $25.00
PTC  Eligible                                            $25.00
Options                                                  $25.00
Turnaround  Trade                                        $50.00
Pair-off  Trade                                          $25.00

MAINTENANCE  FEES:
---------------------------------------------------------------
Amortized  principal  &  income  payments  per  issue     $5.00

INTERNATIONAL  TRANSACTION  CHARGES:
---------------------------------------------------------------
Euroclear  &  Cedel                                      $30.00
Group  A  Countries                                      $30.00
Group  B  Countries                                      $60.00
Group  C  Countries                                      $72.00
Group  D  Countries                                      $84.00

MISCELLANEOUS  FEES:
---------------------------------------------------------------
Per  additional  Repo  collateral                         $5.00
Voluntary  Corporate  Actions                            $25.00
Incoming  Wire  Transfers                                 $7.00
Outgoing  Wire  Transfers                                 $7.00
Check  Requests                                           $6.00
Automated  Asset  Recon                                  $25.00
Escrow  Receipt                                          $50.00
Tax  Letter                                              $50.00
Special  Services                                        $75.00
Overnight  Packages                                       $8.00

GROUP A    GROUP B     GROUP C     GROUP D    GROUP E
-----------------------------------------------------
Austria  Australia    Denmark    Indonesia    Greece
Canada   Belgium      Finland    Malaysia     Turkey
Germany  Hong Kong    France     Philippines
Japan    Netherlands  Ireland    Portugal
         Singapore    Italy      South Korea
         Switzerland  Luxemborg  Spain
                      Mexico     Sri Lanka
                      Norway     Sweden
                      Thailand   Taiwan
                      U.K.


                                    -- 282 --

                                   SCHEDULE C
                              THE FIFTH THIRD BANK
                            GLOBAL CUSTODY AGREEMENT
                                     NOTICES

                                OCTOBER 20, 1995

TO  THE  FIFTH  THIRD  BANK:

Post  Office  Address:

     Fifth  Third  Center
     511  Walnut  Street
     Cincinnati,  Ohio  45263
     Attention:
     Telephone:
     Telex:
     Telecopy:

TO:     Nationwide  Financial  Services
        Post  Office  Address:
        One  Nationwide  Plaza
        Columbus,  OH  43215

 Waived  for  first  12  months  of  fund

--------------------------------------------------------------------------------